INDEX TO EXHIBITS

Exhibit No.       Description of Exhibit
-----------       ----------------------

EX-99.B11(i)      Consent of independent auditors with respect
                  to The 59 Wall Street International Equity Fund and
                  The 59 Wall Street Emerging Markets Fund

EX-99.B11(ii)     Consent of independent auditors with respect
                  to International Equity Portfolio and
                  Emerging Markets Portfolio

EX-99.B27.1
and EX-99.B27.2 Financial Data Schedules.